Exhibit 13.2 Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Globant S.A (“the Company”), herby certifies, to such officer’s knowledge, that: The Annual Report on Form 20-F for the year ended December 31, 2025 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: February 27, 2026 /s/ Juan Urthiague Juan Urthiague Chief Financial Officer